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                                 KINAM GOLD INC.

                                     BY-LAWS


                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Nevada as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any; the Vice Chairman of the Board, if any; the President or the Board of Directors, to be held at such date, time and place either within or without the State of Nevada as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders who together own of record a majority of the outstanding stock of each class entitled to vote at such meeting. Such written request must state the purpose of the meeting.

         SECTION 1.3 NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         SECTION 1.4 ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 1.5 QUORUM. At each meeting of stockholders, except where otherwise provided by law or the articles of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a

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quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 1.6 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any; or in his absence, by the Vice Chairman of the Board, if any; or in his absence by the President, or in his absence by the Executive Vice President, if any; or in his absence by a Vice President; or in the absence of the foregoing persons, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 1.7 VOTING; PROXIES. Unless otherwise provided in the articles of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporation action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the articles of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the articles of incorporation) the Board of Directors may require a larger vote upon any election or question.

         SECTION 1.8 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action, as applicable. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2)

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the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         SECTION 1.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting; or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         SECTION 1.10 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the articles of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 1.11 INSPECTORS OF ELECTION. Prior to any meeting of stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no such inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited

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to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation; and, they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1 POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the articles of incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board or by the stockholders. Directors need not be stockholders.

         SECTION 2.2 ELECTION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or the Nominating Committee of the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been timely given to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive office of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number of shares of the Corporation owned of record and beneficially by the stockholder; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed

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pursuant to the proxy rules of the Securities and Exchange Commission; and (f)
the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Any director may resign at any time upon written notice to the Board of Directors or to the President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The stockholders may remove any director with or without cause at any time. Unless otherwise provided in the articles of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

         SECTION 2.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Nevada and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

         SECTION 2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Chairman of the Board, if any; by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         SECTION 2.5 TELEPHONIC MEETINGS PERMITTED. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         SECTION 2.6 QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors, one-third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the articles of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

         SECTION 2.7 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any; or in his absence by the Vice Chairman of the Board, if any; or in his absence by the President, or in his absence, by the Executive Vice President, if any; or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.8 INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the

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Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 2.9 POWERS OF ATTORNEY. The Board of Directors may authorize any officer or officers of the Corporation to confer all kinds of powers of attorney upon any person, persons or entities (including power of attorney in favor of lawyers, solicitors or judicial agents, in order to enable them to carry on and perform the legal representation of the Corporation or any of its subsidiaries in connection with any judicial process), with all the faculties and powers that he, she or they may deem necessary or advisable, and also to revoke the same in whole or in part.

                                   ARTICLE III
                                   COMMITTEES

         SECTION 3.1 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may (but are not required to) unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committees shall have power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 3.2 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these by-laws.

         SECTION 3.3 AUDIT COMMITTEE. The Board of Directors shall, by resolution passed by a majority of the entire Board of Directors, designate an Audit Committee to consist of not less than two nor more than five Directors. The Audit Committee shall be comprised solely of directors of the Corporation who are independent of management and free from any relationship that, in the opinion

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of the Corporation's Board of Directors, would interfere with the exercise of independent judgment as a committee member. No director who is also an officer or employee of the Corporation or of any direct or indirect subsidiary of the Corporation, shall be a member of the Audit Committee. The Board of Directors shall designate one of the members of the Audit Committee as Chairman of the Audit Committee. The Audit Committee shall recommend to the Board the firm of independent public accountants which shall conduct the annual audit of the accounts of the Corporation and the nature and scope of the audit, which shall be in accordance with generally accepted auditing practices; and it shall furnish the Board of Directors with a written report at least annually containing its recommendations and any comments it may desire to make about the financial organization or accounting practices of the Corporation and the qualifications or performance of its past or proposed auditing firm. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve the Audit Committee and the Audit Committee shall not have power to fill any vacancies in such Committee. The Audit Committee shall elect its secretary and may designate such other assistants as it shall from time to time deem necessary. Two members of the Audit Committee shall constitute a quorum for meetings. The Audit Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken, and such action shall be reported to the Board at the meeting next succeeding such action.

         SECTION 3.4 NOMINATING COMMITTEE. The Board of Directors shall, by resolution passed by a majority of the entire Board, designate a Nominating Committee to consist of two or more Directors. The Board of Directors shall designate one of the members of the Nominating Committee as Chairman of the Committee. The Nominating Committee shall recommend to the Board prospective members of the Board of Directors. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Nominating Committee and the Nominating Committee shall not have the power to fill any vacancies in such Committee. The Nominating Committee shall elect its secretary and may designate such other assistants as it may from time to time deem necessary. A majority of the members of the Nominating Committee shall constitute a quorum. The Nominating Committee shall keep minutes of its meetings, in which shall be recorded all action taken, and all action of the Nominating Committee shall be reported to the Board at the meeting next succeeding such action.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.1 OFFICERS; ELECTION; QUALIFICATION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President, a Secretary and a Treasurer, and it may, if it so determines, elect from among its members a Chairman of the Board and a vice Chairman of the Board. The Board may also elect a Chief Executive Officer, a Chief Financial Officer, an Executive Vice President, one or more Vice Presidents, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers, and may give any of them such further designations or alternate titles as it considers desirable. Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein,

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and unless otherwise specified therein, no acceptance of such resignation shall be necessary or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         SECTION 4.2 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which time he or she shall be present and shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

         SECTION 4.3 VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

         SECTION 4.4 PRESIDENT. In the absence of the Chairman of the Board and Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The President shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of president of a corporation, and such other duties as, from time to time, may be assigned by the Board or as may be provided by law.

         SECTION 4.5 EXECUTIVE VICE PRESIDENT. The Executive Vice President, if any, shall, under the direction of the President, share the general charge of the operations of the Corporation. In the absence or inability to act of the President, the Executive Vice President shall act in place of and instead of the President during such absence or inability.

         SECTION 4.6 VICE PRESIDENTS. The Vice President or Vice Presidents, at the request of the President or in the absence of the President and the Executive Vice President (if any) or during their inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or, if such determination is not made by the Board, the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board or the President, or as may be provided by law.

         SECTION 4.7 SECRETARY. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors and of any committees in a book to be kept for that purpose; shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; shall be custodian of the records of the Corporation; may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, shall perform all duties incident to the office of

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secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board or the President, or as may be provided by law.

         SECTION 4.8 ASSISTANT SECRETARIES. Any one of the Assistant Secretaries may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as the Board of Directors may prescribe or as the President may delegate.

         SECTION 4.9 TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned by the Board or the President, or as may be provided by law.

         SECTION 4.10 ASSISTANT TREASURERS. Any one of the Assistant Treasurers may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as the Board of Directors may prescribe or as the President may delegate.

         SECTION 4.11 CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep adequate records of all assets, liabilities and transactions of the Corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, the Controller shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum safety, efficiency and economy. The Controller shall perform all duties incident to the office of controller and such other duties as the Board of Directors may prescribe or as the President may delegate.

         SECTION 4.12 ASSISTANT CONTROLLERS. Any one of the Assistant Controllers may, in the absence or disability of the Controller, perform the duties and exercise the power of the Controller. Each Assistant Controller shall perform such other duties as the Board of Directors may prescribe or as the President may delegate to him.

         SECTION 4.13 OTHER OFFICERS. The Board of Directors may from time to time elect such other officers, agents or employees, and may delegate to them such powers and duties as it may deem desirable.

                                    ARTICLE V
                                      STOCK


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         SECTION 5.1   CERTIFICATES. Every holder of stock in the Corporation
shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any; or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of the owner, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE

         SECTION 6.1 RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in
Section 6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Nevada Revised Statutes require, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee

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benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and employees. For purposes of this Article VI, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

         SECTION 6.2   RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section
6.1 of this Article is not paid in full by the Corporation within thirty days after written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim; and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

         SECTION 6.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 6.4 INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself, any director, officer, employee or agent of the Corporation and any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statutes.

         SECTION 6.5 EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

         SECTION 6.6 INDEMNITY AGREEMENTS. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by the laws of Nevada.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 7.2 SEAL. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 7.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the articles of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these by-laws.

         SECTION 7.4 INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         SECTION 7.5 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept

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

on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         SECTION 7.6 VOTING OTHER STOCKS. Unless otherwise directed by the Board of Directors, the President or the Executive Vice President or any Vice President or the Secretary or Treasurer may vote any shares of stock issued by another corporation and owned by the Corporation at any stockholders' meeting of such other corporation and the President, the Executive Vice President, any Vice President or the Secretary or Treasurer shall have the authority in behalf of the Corporation to execute and deliver a proxy or proxies for any stockholders' meeting or give any stockholders' consent in respect of the shares of stock of such other corporation owned by the Corporation.

         SECTION 7.7 AMENDMENT OF BY-LAWS. These by-laws may be altered or repealed and new by-laws made by the Board of Directors, but the stockholders may make additional by-laws and may alter or repeal any by-law whether or not adopted by them.














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                             SECRETARY'S CERTIFICATE

         I, the undersigned and duly elected Secretary of Kinam Merger Corp., a Nevada corporation, do hereby certify that the foregoing Bylaws were adopted as the Bylaws of the corporation as of the 17th day of May, 2001, and that the same do now constitute the Bylaws of the corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation this 23rd day of May, 2001.


                                                  /s/ Shelley M. Riley
                                                  ---------------------------
                                                  Shelley M. Riley, Secretary

















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